Exhibit 99.1

SuRo Capital Corp. Reports Fourth Quarter and Fiscal Year 2025 Financial Results

Net Asset Value of $8.09 Per Share as of December 31, 2025

Recent 2026 Portfolio Company Financings Expected to Add an Estimated

$5.00 - $6.50 to Net Asset Value Per Share

NEW YORK, NY, March 9, 2026 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today announced its financial results for the fourth quarter and fiscal year ended December 31, 2025. Net assets totaled approximately $205.3 million, or $8.09 per share, at December 31, 2025, as compared to $9.23 per share, at September 30, 2025 and $6.68 per share at December 31, 2024.

“2025 was a year of strong performance across our portfolio, underscoring the continued execution and value creation at several of our largest investments. That momentum has continued into 2026, with a number of our portfolio companies having completed, or in the process of completing, significant financings,” said Mark Klein, Chairman and Chief Executive Officer of SuRo Capital.

“Based on indications available today, and assuming each of the financings closes and the remainder of our portfolio remains at its December 31, 2025 valuation, we believe these financings could contribute approximately $5.00 to $6.50 per share to our current net asset value. As these developments arose in 2026, they are not reflected in our December 31, 2025 net asset value.”

Mr. Klein continued, “We also remain active in deploying capital into high-conviction opportunities aligned with our core investment themes, including our recent investment in TensorWave, which further expands our exposure to AI infrastructure.”

“As we look ahead, we are encouraged by the continued progress across our portfolio. We believe our strategy of investing in category-defining companies, including those building technologies that are transforming how businesses operate, positions SuRo Capital to create substantial long-term value for shareholders. We remain focused on disciplined execution, including realizing gains and returning capital as liquidity opportunities arise,” Mr. Klein concluded.

Investment Portfolio as of December 31, 2025

At December 31, 2025, SuRo Capital held positions in 35 portfolio companies – 32 privately held and 3 publicly held, some of which may be subject to certain restrictions and/or lock-up provisions – with an aggregate fair value of approximately $225.5 million. The Company’s top five portfolio company investments accounted for approximately 54% of the total portfolio at fair value as of December 31, 2025.

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Top Five Investments as of December 31, 2025

Portfolio Company ($ in millions)	Cost Basis	Fair Value	% of Total Portfolio
ARK Type One Deep Ventures Fund LLC(1)	$17.7	$42.2	18.7%
Whoop, Inc.	11.0	28.4	12.6
Blink Health, Inc.	15.0	21.0	9.3
Canva, Inc.	10.1	15.4	6.8
Learneo, Inc.	15.0	15.4	6.8
Total(2)	$68.8	$122.4	54.3%

(1)	ARK Type One Deep Ventures Fund LLC is an investment fund for which the Class A Interest is solely invested in the Series A-2 Preferred Shares of OpenAI Global, LLC. SuRo Capital is invested in the Series A-2 Preferred Shares of OpenAI Global, LLC through its investment in the Class A Interest of ARK Type One Deep Ventures Fund LLC.
(2)	Total may not sum due to rounding.

Fourth Quarter 2025 Investment Portfolio Activity

During the three months ended December 31, 2025, SuRo Capital exited and/or received proceeds from the following investments:

Portfolio Company	Transaction Date	Quantity / Initial Capital	Average Net Share Price(1)	Net Proceeds	Realized Gain/(Loss)
CW Opportunity 2 LP(2)	Various	15.3%	—	$9.0 million	$6.7 million
Forge Global, Inc.(3)	11/6/2025	70,530	$43.64	$3.1 million	$1.1 million
Rebric, Inc. (d/b/a Compliable)	10/16/2025	—	—	$-	$(1.0 million	)
True Global Ventures 4 Plus Pte Ltd	10/31/2025	6.8%	—	$0.1 million	$-

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	SuRo Capital retains approximately 68.1% of its investment in CW Opportunity 2 LP as of December 31, 2025.
(3)	As of November 6, 2025, SuRo Capital had sold its remaining Forge Global, Inc. public common shares.

Subsequent to year-end through March 9, 2026, SuRo Capital made the following investment:

Portfolio Company	Investment	Transaction Date	Amount(1)
Magnetar Opportunity 2025-4 LP(2)	Class A Interest	1/2/2026	$5.0 million

(1)	Amount invested does not include capitalized costs or prepaid expenses, if applicable.
(2)	Magnetar Opportunity 2025-4 LP is a special purpose vehicle invested in TensorWave, Inc. On December 31, 2025, SuRo Capital committed up to $20.0 million to Magnetar Opportunity 2025-4 LP. As of March 9, 2026, $5.0 million of the $20.0 million capital commitment to Magnetar Opportunity 2025-4 LP had been funded. The remaining commitment of up to $15.0 million is subject to the satisfaction of certain conditions.

Subsequent to year-end through March 9, 2026, SuRo Capital exited and/or received proceeds from the following investments:

Portfolio Company	Transaction Date	Quantity/ Initial Capital	Average Net Share Price(1)	Net Proceeds	Realized Gain
GrabAGun Digital Holdings Inc. - Common Shares(2)	Various	106,580	$3.07	$0.3 million	$0.2 million
True Global Ventures 4 Plus Pte Ltd	3/5/2026	12.3%	—	$0.2 million	$—

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of March 9, 2026, SuRo Capital holds 933,420 shares of GrabAGun Digital Holdings, Inc.

On February 26, 2026, SuRo Capital’s Whoop, Inc. SAFE Note converted into shares of Series G-2 Preferred Stock.

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Fourth Quarter 2025 Financial Results

	Quarter Ended December 31, 2025		Quarter Ended December 31, 2024
	$ in millions	per share(1)	$ in millions	per share(1)

Net investment loss	$(5.7)	$(0.22)	$(3.9)	$(0.16)

Net realized gain on investments	6.8	0.27	9.1	0.39

Realized loss on partial repurchase of 6.00% Notes due 2026	(<0.1)	(<0.01)	(<0.1)	(<0.01)

Net change in unrealized depreciation of investments	(21.3)	(0.84)	(5.2)	(0.22)

Net increase/(decrease) in net assets resulting from operations– basic (2)	(20.1)	(0.79)	<0.1	<0.01

Dividends declared	(6.3)	(0.25)	-	-

Issuance of common stock from public offering	0.1	<0.01	-	-

Stock-based compensation	(0.1)	(0.10)	0.1	(0.06)

Increase/(decrease) in net asset value(2)	$(26.5)	$(1.14)	$0.1	$(0.05)

(1)	Based on basic weighted-average number of shares outstanding for the relevant period.
(2)	Total may not sum due to rounding.

Fiscal Year 2025 Financial Results

	Fiscal Year Ended December 31, 2025		Fiscal Year Ended December 31, 2024
	$ in millions	per share(1)	$ in millions	per share(1)

Net investment loss	$(16.5)	$(0.68)	$(14.0)	$(0.58)

Net realized gain/(loss) on investments	33.2	1.37	(5.0)	(0.21)

Realized loss on partial repurchase of 6.00% Notes due 2026	(<0.1)	(<0.01)	(0.2)	(0.01)

Net change in unrealized appreciation/(depreciation) of investments	32.1	1.33	(19.0)	(0.79)

Net increase/(decrease) in net assets resulting from operations– basic (2)	48.8	2.01	(38.1)	(1.59)

Dividends declared	(12.3)	(0.50)	-	-

Issuance of common stock from public offering	10.6	(0.03)	-	-

Stock-based compensation	0.6	(0.08)	1.7	0.11

Repurchase of common stock(3)	-	-	(9.4)	0.17

Increase/(decrease) in net asset value	$47.7	$1.41	$(45.8)	$(1.31)

(1)	Based on basic weighted-average number of shares outstanding for the relevant period.
(2)	Total may not sum due to rounding.

Weighted-average common basic shares outstanding were approximately 24.2 million and 23.9 million for the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025, there were 25,377,756 shares of the Company’s common stock outstanding.

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SuRo Capital’s liquid assets were approximately $50.1 million as of December 31, 2025, consisting of cash and securities of publicly traded portfolio companies not subject to certain restrictions at year-end.

2025 Dividend Declarations

On July 3, 2025, SuRo Capital’s Board of Directors declared a dividend of $0.25 per share paid on July 31, 2025 to the Company’s common stockholders of record as of the close of business on July 21, 2025. The dividend was paid in cash.

On November 3, 2025, SuRo Capital’s Board of Directors declared a dividend of $0.25 per share paid on December 5, 2025 to the Company’s common stockholders of record as of the close of business on November 21, 2025. The dividend was paid in cash.

Certain Information Regarding the Dividends

The date of declaration and amount of any distributions, including any future distributions, are subject to the sole discretion of SuRo Capital’s Board of Directors.

The aggregate amount of distributions declared and paid by SuRo Capital will be fully taxable to stockholders. The Federal Income Tax classification of SuRo Capital’s 2025 distributions has been determined to be capital gains. SuRo Capital reports the actual tax characteristics of each year’s distributions annually to stockholders and the IRS on Form 1099-DIV subsequent to year-end.

Registered stockholders with questions regarding declared dividends may call Equiniti Trust Company, LLC at 800-937-5449.

Note Repurchase Program

On October 29, 2025, SuRo Capital’s Board of Directors approved an extension of the Company’s discretionary note repurchase program (the “Note Repurchase Program”) which allows the Company to repurchase up to an additional $40.0 million or the remaining aggregate principal amount, of our 6.00% Notes due 2026 through open market purchases, including block purchases, in such manner as will comply with the provisions of the Investment Company Act of 1940, as amended (the “1940 Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

During the quarter ended December 31, 2025, we repurchased an additional 153,513 of the 6.00% Notes due 2026 under the Note Repurchase Program. As of December 31, 2025, we had repurchased 1,566,807 of the 6.00% Notes due 2026 under the Note Repurchase Program. As of December 31, 2025, $39.2 million in aggregate principal dollar amount of the 6.00% Notes due 2026 have been repurchased. As of December 31, 2025, the dollar value of the 6.00% Notes due 2026 aggregate principal amount was approximately $35.8 million.

Conference Call and Webcast

Management will hold a conference call and webcast for investors at 2:00 p.m. PT (5:00 p.m. ET) on March 10, 2026. The conference call access number for U.S. participants is 866 580 3963 and the conference call access number for participants outside the U.S. is +1 786 697 3501. The conference ID number for both access numbers is 6712704. Additionally, interested parties can listen to a live webcast of the call from the “Investor Relations” section of SuRo Capital’s website at www.surocap.com. An archived replay of the webcast will also be available for 12 months following the live presentation.

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A replay of the conference call may be accessed until 5:00 p.m. PT (8:00 p.m. ET) on March 17, 2026, by dialing 866-583-1035 (U.S.) or +44 (0) 20 3451 9993 (International) and using conference ID number 6712704.

Preliminary Estimates and Guidance

The preliminary financial estimates regarding the Company’s estimated accretion to current net asset value provided herein have been prepared by, and are the responsibility of, the management of the Company. This information is preliminary and is thus inherently uncertain and subject to change. Actual results relating to the Company’s net asset value for any period subsequent to December 31, 2025, including March 31, 2026, may differ materially.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital’s beliefs, expectations, intentions, or strategies for the future, may constitute “forward-looking statements”. SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital’s actual results to differ from management’s current expectations are contained in SuRo Capital’s filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of SuRo Capital. The information contained herein is for informational purposes only and is not intended to be a substitute for financial, legal, or tax advice.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. Since inception, SuRo Capital has served as the public’s gateway to venture capital, offering unique access to some of the world’s most innovative and sought-after private companies before they become publicly traded. SuRo Capital’s diverse portfolio encompasses high-growth sectors including AI infrastructure, emerging consumer brands, and cutting-edge software solutions for both consumer and enterprise markets, among others. SuRo Capital is headquartered in New York, NY and has an office in San Francisco, CA. Connect with the company on X, LinkedIn, and at www.surocap.com.

Contact

SuRo Capital Corp.

(212) 931-6331

IR@surocap.com

Media Contact

Donna Burke, SparkPR

(650) 888-1850

surocap@sparkpr.com

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SURO CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2025	December 31, 2024
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $219,216,145 and $234,601,314, respectively)	$217,304,138	$198,511,915
Non-controlled/affiliate investments (cost of $21,609,640 and $20,605,400, respectively)	8,207,367	9,268,827
Controlled investments (cost of $0 and $1,602,940, respectively)	—	1,600,000
Total Investments (cost of $240,825,785 and $256,809,654, respectively)	225,511,505	209,380,742
Cash	49,034,154	20,035,640
Restricted cash	38,741	—
Escrow proceeds receivable	—	45,298
Interest and dividends receivable	118,710	756,022
Deferred financing costs	508,310	526,261
Prepaid expenses and other assets(1)	807,302	855,630
Total Assets	276,018,722	231,599,593
LIABILITIES
6.00% Notes due December 30, 2026(2)	35,642,149	44,198,838
6.50% Convertible Notes due August 14, 2029(3)	34,131,509	29,051,408
Accounts payable and accrued expenses(1)	627,522	768,394
Dividends payable	301,291	8,867
Total Liabilities	70,702,471	74,027,507

Net Assets	$205,316,251	$157,572,086
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 25,377,756 and 23,601,566 issued and outstanding, respectively)	$253,778	$236,016
Paid-in capital in excess of par	217,470,613	226,579,432
Accumulated net investment loss	(3,967,932)	(4,302,192)
Accumulated net realized gain/(loss) on investments, net of distributions	6,874,070	(17,409,097)
Accumulated net unrealized appreciation/(depreciation) of investments	(15,314,278)	(47,532,073)
Net Assets	$205,316,251	$157,572,086
Net Asset Value Per Share	$8.09	$6.68

(1)	This balance includes a right of use asset and corresponding operating lease liability, respectively.
(2)	As of December 31, 2025, the 6.00% Notes due December 30, 2026 (the “6.00% Notes due 2026”) (effective interest rate of 7.08%) had a face value $35,829,825. As of December 31, 2024, the 6.00% Notes due 2026 (effective interest rate of 6.48%) had a face value $44,667,400.
(3)	As of December 31, 2025, the 6.50% Convertible Notes due August 14, 2029 (the “6.50% Convertible Notes due 2029”) (effective interest rate of 7.17%) had a face value $35,000,000. As of December 31, 2024, the 6.50% Convertible Notes due 2029 (effective interest rate of 7.06%) had a face value $30,000,000.

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SURO CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2025	2024	2023
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income(1)	$1,337,851	$1,296,415	$795,847
Dividend income	348,447	1,232,239	211,310
Controlled investments:
Interest income	—	955,628	1,331,258
Dividend income	—	—	500,000
Interest income from U.S. Treasury bills	—	1,189,145	3,758,365
Total Investment Income	1,686,298	4,673,427	6,596,780
OPERATING EXPENSES
Compensation expense	8,831,788	9,159,673	9,482,867
Directors’ fees	789,376	682,260	645,548
Interest expense	5,088,054	4,843,570	4,858,049
Professional fees	2,244,818	2,277,765	2,602,894
Income tax expense	(190,787)	88,692	624,049
Other expenses	1,431,693	1,572,754	1,822,982
Total Operating Expenses	18,194,942	18,624,714	20,036,389
Net Investment Loss	(16,508,644)	(13,951,287)	(13,439,609)
Realized Gain/(Loss) on Investments:
Non-controlled/non-affiliated investments	33,223,557	8,375,641	(1,185,273)
Non-controlled/affiliate investments	—	(6,598,530)	(10,762,231)
Controlled investments	—	(6,797,425)	—
Net Realized Gain/(Loss) on Investments	33,223,557	(5,020,314)	(11,947,504)
Realized loss on partial repurchase of 6.00% Notes due December 30, 2026	(21,215)	(183,668)	—
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	34,173,155	(30,184,682)	10,349,592
Non-controlled/affiliate investments	(2,061,458)	4,429,928	20,705,035
Controlled investments	2,941	6,785,776	(600,692)
Net Change in Unrealized Appreciation/(Depreciation) of Investments	32,114,638	(18,968,978)	30,453,935
Net Change in Net Assets Resulting from Operations	$48,808,336	$(38,124,247)	$5,066,822
Net Change in Net Assets Resulting from Operations per Common Share:
Basic	$2.01	$(1.60)	$0.19
Diluted(2)	$1.78	$(1.60)	$0.19
Weighted-Average Common Shares Outstanding
Basic	24,225,991	23,901,805	26,222,667
Diluted(2)	28,789,100	23,901,805	26,222,667

(1)	Includes interest income earned on cash.
(2)	For the year ended December 31, 2024, 3,870,969 potentially dilutive common shares were excluded from the weighted-average common shares outstanding for diluted net decrease in net assets resulting from operations per common share because the effect of these shares would have been anti-dilutive.

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SURO CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

	Year Ended December 31,
	2025	2024	2023	2022	2021
Per Basic Share Data
Net asset value at beginning of year	$6.68	$7.99	$7.39	$11.72	$15.14
Net investment loss(1)	(0.68)	(0.58)	(0.51)	(0.49)	(0.38)
Net realized gain/(loss) on investments(1)	1.37	(0.21)	(0.46)	(0.20)	8.46
Realized loss on partial repurchase of 6.00% Notes due December 30, 2026(1)	<(0.01)	(0.01)	—	—	—
Net change in unrealized appreciation/(depreciation) of investments(1)	1.33	(0.79)	1.16	(3.72)	(2.39)
Dividends declared	(0.50)	—	—	(0.11)	(8.00)
Issuance of common stock from stock dividend	—	—	—	—	0.74
Issuance of common stock from public offering(1)	(0.03)	—	—	0.01	0.01
Issuance of common stock from conversion of 4.75% Convertible Notes due 2023(1)	—	—	—	—	(1.91)
Repurchase of common stock(1)	—	0.17	0.32	0.11	—
Stock-based compensation(1)	(0.08)	0.11	0.09	0.07	0.05
Net asset value at end of year	$8.09	$6.68	$7.99	$7.39	$11.72
Per share market value at end of year	$9.44	$5.88	$3.94	$3.80	$12.95
Total return based on market value(2)	69.05%	49.24%	3.68%	(69.45)%	60.05%
Total return based on net asset value(2)	28.59%	(16.40)%	8.12%	(36.01)%	30.25%
Shares outstanding at end of year	25,377,756	23,601,566	25,445,805	28,429,499	31,118,556
Ratios/Supplemental Data:
Net assets at end of year	$205,316,251	$157,572,086	$203,357,646	$210,020,702	$364,846,624
Average net assets	$192,289,541	$174,438,302	$207,608,591	$310,086,061	$396,209,139
Ratio of net operating expenses to average net assets(3)	9.46%	10.68%	9.70%	5.87%	2.88%
Ratio of net investment loss to average net assets(3)	(8.59)%	(8.00)%	(6.51)%	(4.76)%	(2.51)%
Portfolio Turnover Ratio	5.27%	13.73%	9.34%	4.31%	28.34%

(1)	Based on weighted-average number of shares outstanding for the year.
(2)	Total return based on market value is based upon the change in market price per share between the opening and ending market values per share during the year, adjusted for dividends and equity issuances. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share during the year, adjusted for dividends and equity issuances.
(3)	For the year ended December 31, 2021, the Company excluded $100,274 of non-recurring expenses. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.

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